UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2022

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54677	80-0944970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in that Current Report on Form 8-K filed by CV Sciences, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on November 15, 2021 (the “Prior 8-K”), the Company entered into a securities purchase agreement (the “SPA”) with an institutional investor (the “Investor”), pursuant to which the Company agreed to sell and issue, subject to certain conditions, including, without limitation, the filing of additional prospectus supplements and the due execution and delivery of additional supplemental indentures, senior convertible notes (the “Notes”) in the aggregate principal amount of up to $5.3 million in a series of registered direct offerings (the “Offering”).

As contemplated in the Prior 8-K, on November 17, 2021, the parties consummated an initial closing of the Offering, pursuant to which the Company sold and issued $1.06 million in aggregate principal amount of Notes under the SPA, which Notes had an original issue discount of six percent, resulting in gross proceeds to the Company of $1.0 million at the initial closing. The Notes were issued under an indenture dated November 17, 2021 between the Company and Wilmington Savings Fund Society, FSB (“WSFS”), as trustee (the “Base Indenture”), as supplemented by a first supplemental indenture thereto, dated November 17, 2021, relating to the Notes.

On March 25, 2022, the Company sold and issued an additional $1.06 million in aggregate principal amount of Notes under the SPA (the “March 2022 Notes”) in a subsequent closing (the “Second Closing”), which March 2022 Notes also have an original issue discount of six percent, resulting in gross proceeds to the Company of $1.0 million at the Second Closing. In connection with the Second Closing, on March 25, 2022, the Company and WSFS entered into a Second Supplemental Indenture, which supplements the Base Indenture (as supplemented by the first supplemental indenture) (the Second Supplemental Indenture and Base Indenture, together, the “Second Indenture”). The terms of the March 2022 Notes include those provided in the Second Indenture and those made part of the Second Indenture by reference to the Trust Indenture Act.

Up to $1.06 million in shares of the Company’s common stock (the “Shares”) is issuable from time to time upon conversion or otherwise under the March 2022 Notes. The March 2022 Notes and Shares in the Second Closing were offered pursuant to a prospectus supplement to the Company’s effective shelf registration statement Form S-3 (Registration No. 333-237772). Additional closings, if any, will be offered pursuant to additional prospectus supplements to be filed with the Securities and Exchange Commission.

We estimate the net amount of proceeds to us from the Offering at the Second Closing after deducting offering expenses will be approximately $950,000. There is no guarantee we will be able to consume additional closings for the remaining $3,180,000 in aggregate principal amount of Notes.

A summary of the terms of the SPA, Notes, and Base Indenture is set forth in the Prior 8-K, which is incorporated by reference herein. In addition, the above summary is qualified in its entirety by reference to the full text of the SPA, Notes, Base Indenture, and Second Indenture, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review the Prior 8-K and the foregoing agreements for a complete understanding of the terms and conditions associated with these transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

In connection with the Offering discussed in Item 1.01, the legal opinion letter of Procopio, Cory, Hargreaves & Savitch LLP, counsel to CV Sciences, regarding the validity of the Notes and the Shares issuable from time to time upon conversion or otherwise under the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, our effective shelf registration statement on Form S-3 (Registration No. 333-237772).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1
Form of Base Indenture between CV Sciences, Inc. and Wilmington Savings Fund Society, FSB (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of the Company, filed on November 15, 2021)

4.2	Form of Second Supplemental Indenture
4.3	Form of Senior Convertible Note (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of the Company, filed on November 15, 2021)
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP
10.1
Securities Purchase Agreement, dated November 14, 2021, between CV Sciences, Inc. and the Investor (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of the Company, filed on November 15, 2021)

23.1	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2022

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer

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